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                                                Exhibit 23.2

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 23, 1996 on our audits of the consolidated financial statements of LCA-Vision Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's 1995 Annual Report to Stockholders.

/s/ Coopers & Lybrand L.L.P.

Cincinnati, Ohio
June 28, 1996